Designated Filer:	MONARCH ALTERNATIVE CAPITAL LP
Issuer & Ticker Symbol:	WCI Communities, Inc. [WCIC]
Date of Event Requiring Statement: July 24, 2013

Explanation of Responses

(1)
This Form 3 is being filed on behalf of Monarch Debt Recovery Master Fund Ltd, a Cayman Islands exempted company ("MDRF"), Monarch Alternative Capital LP, a Delaware limited partnership ("MAC"), MDRA GP LP, a Delaware limited partnership ("MDRA GP") and Monarch GP LLC, a Delaware limited liability company (“Monarch GP”) (collectively, the "Reporting Persons"). MAC serves as the investment advisors to the Funds (as defined below), MDRA GP is the general partner of MAC, and Monarch GP is the general partner of MDRA GP. Each of MAC, MDRA GP and Monarch GP may be deemed to indirectly beneficially own shares held directly by the Funds and disclaim beneficial ownership of all such shares except to the extent of any indirect pecuniary interest therein.  MDRF disclaims beneficial ownership of all shares reported herein except those reported as held directly by it.

(2)	Common Stock held directly by MDRF.

(3)	Common Stock held directly by Monarch Master Funding Ltd, a Cayman Islands exempted company (“MMF”).

(4)	Common Stock held directly by Monarch Opportunities Master Fund Ltd, a Cayman Islands exempted company (“MOMF”).

(5)	Common Stock held directly by Monarch Income Master Fund Ltd, a Cayman Islands exempted company (“MIMF”).

(6)	Common Stock held directly by Monarch Capital Master Partners LP, a Cayman Islands limited partnership (“MCMP”).

(7)	Common Stock held directly by Monarch Alternative Solutions Master Fund Ltd, a Cayman Islands exempted company (“MASMF”).

(8)	Common Stock held directly by Monarch Capital Master Partners II LP, a Cayman Islands limited partnership (“MCMP II”).

(9)	Common Stock held directly by Monarch Capital Master Partners II-A LP, a Cayman Islands limited partnership (“MCMP II-A”).

(10)	Common Stock held directly by Monarch Cayman Fund Limited, a Cayman Islands exempted company (“MCF”).

(11)	Common Stock held directly by Oakford MF Limited, a Cayman Islands exempted company (“Oakford”).

(12)
Common Stock held directly by P Monarch Recovery Ltd., a British Virgin Islands corporation (“P Monarch”, and together with MMF, MOMF, MIMF, MCMP, MASMF, MCMP II, MCMP II-A, MCF, Oakford and MDRF, the “Funds”).